EXHIBIT 10.31

                            VALENCE TECHNOLOGY, INC.
                   SUMMARY OF BOARD OF DIRECTORS COMPENSATION
                                      2005

Each director who is a non-employee receives compensation as set forth below, in accordance with the compensation program for non-employee directors approved by the Board of Directors.

Annual Retainer                          n/a

In Person Board, Shareholder or
Committee Meeting                        Reimbursement for reasonable travel and lodging
                                         Meeting expenses

Audit Committee Chair Fee                n/a

Equity Compensation                      Upon appointment to the Board of Directors, each
                                         non-employee director is entitled to receive an
                                         option grant to purchase 100,000 shares of our
                                         common stock These options will vest
                                         one-fifth on the first and second anniversaries of
                                         the date of grant of the options, and equal
                                         quarterly installments over the next three years
                                         and are exercisable at the fair market value of the
                                         underlying stock on the grant date. In addition,
                                         members of the Board of Directors are eligible to
                                         receive a $1,000 fee for each official quarterly
                                         board meeting. This meeting fee is paid in the form
                                         of stock options at the market price of the
                                         Company's common stock.

Other Compensation                       Upon appointment to the Board of Diretors, each
                                         non-employee director is entitled to receive $10,000
                                         as a training fee.

